UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 22, 2003

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 California Street, 24th Floor

San Francisco, California 94111

(Address of principal executive offices)

(415) 983-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4.	Changes in Registrant’s Certifying Accountant.

Effective September 16, 2003, the Audit Committee of the Board of Directors of U.S.I. Holdings Corporation (the “Company”) decided not to engage Ernst & Young LLP (“Ernst &Young”) as the Company’s independent auditors and engaged Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s new independent auditors for fiscal year 2003.

Ernst & Young’s reports on the financial statements of the Company as of and for the two most recent fiscal years ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2002, and the subsequent interim period through June 30, 2003 there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2002 or within the subsequent interim period through June 30, 2003.

The Company provided Ernst & Young with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Ernst & Young’s letter dated September 22, 2003, stating its agreement with such statements.

During the Company’s two most recent fiscal years ended December 31, 2002 and the subsequent interim period through June 30, 2003, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

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Exhibit No.	Description

16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated September 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2003

U.S.I. HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
	Name:	Ernest J. Newborn, II
	Title:	Senior Vice President, General Counsel and Secretary

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